EXHIBIT 23.4

                         CONSENT OF DAVID LOGAN, CPA PA

   As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.



DAVID LOGAN, CPA  PA
By: /s/ DAVID C. LOGAN
Name: David Logan, C. P. A.
Title:  Owner

Mount Dora, Florida
May 19, 1998